UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

——————

FORM 8-K

——————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 12, 2004

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2099
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;ELECTION
OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective November 12, 2004, Hyrum W. Smith, Co-Vice Chairman of the Board of Directors, will be taking on a broader role in sales and public speaking on behalf of the Company which, given his desire to reduce activities and commitments that take him away from home, will limit his availability to work as actively in his Board of Directors responsibilities. With that change, he will not continue his term as a director beyond the Annual Shareholders Meeting in January 2005. Mr. Smith founded Franklin International Institute in 1982, which became the publicly traded Franklin Quest in 1992. Franklin Quest and The Covey Leadership Center merged in 1997 to form FranklinCovey. In his new role, Mr. Smith will spend more time meeting with clients and doing speaking engagements which role he played prominently in the formative years of the Company. Mr. Smith will remain a major shareholder, but will not be an employee or actively participate in the management of the Company. He will continue to consult with the Board of Directors on an as-needed basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN COVEY CO.

Date: Novemver 18, 2004

/s/ VAL J. CHRISTENSEN
Val J. Christensen Executive Vice-President, General Counsel, Secretary